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                                                                   Exhibit 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Trustees
Windrose Medical Properties Trust:

         We consent to the use of our audit report dated February 18, 2003, with respect to the consolidated balance sheets of Windrose Medical Properties Trust and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations for the period January 1, 2002 through August 15, 2002, the period August 16, 2002 through December 31, 2002 and for each of the years in the three-year period ended December 31, 2002, and the consolidated statements of cash flows and shareholders' equity (deficit) for each of the years in the three-year period ended December 31, 2002, and the financial statement schedule III as of December 31, 2002 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP
Indianapolis, Indiana
October 2, 2003